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                                                                    EXHIBIT 21.1

                                SUBSIDIARIES OF
                       21ST CENTURY TELECOM GROUP, INC.

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NAME                                       OWNERSHIP                                   STATE OF
                                                                                       INCORPORATION
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
21st Century Cable TV of Illinois, Inc.    Wholly-owned                                Illinois
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21st Century Telecom of Illinois, Inc.     Wholly-owned                                Illinois
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21st Century Telecom Group of              Wholly-owned                                Delaware
 Michigan, Inc.
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21st Century Cable TV of Grand             Wholly-owned subsidiary of 21st Century     Delaware
 Rapids, Inc.                              Telecom Group of Michigan, Inc.
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21st Century Telecom of Michigan, Inc.     Wholly-owned subsidiary of 21st Century     Delaware
                                           Telecom Group of Michigan, Inc.
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